Exhibit 24.1

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Barry C. McCarthy, William C. Zint and Jeffrey L. Cotter, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the registration of 950,000 shares of the common stock, par value $1.00 per share, of Deluxe Corporation (the “Shares”), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of May 9, 2023, by the following persons:

Signature	Title

/s/ Barry C. McCarthy	President, Chief Executive Officer and Director
Barry C. McCarthy	(Principal Executive Officer)

/s/ William C. Zint	Senior Vice President, Chief Financial Officer
William C. Zint	(Principal Financial Officer)

/s/ Chad P. Kurth	Vice President, Chief Accounting Officer
Chad P. Kurth	(Principal Accounting Officer)

/s/ William C. Cobb	Director
William C. Cobb

/s/ Paul R. Garcia	Director
Paul R. Garcia

/s/ Cheryl E. Mayberry McKissack	Director
Cheryl E. Mayberry McKissack

/s/ Don J. McGrath	Director
Don J. McGrath

/s/ Thomas J. Reddin	Director
Thomas J. Reddin

/s/ Martyn R. Redgrave	Director
Martyn R. Redgrave

/s/ John L. Stauch	Director
John L. Stauch

/s/ Telisa L. Yancy	Director
Telisa L. Yancy